Exhibit 10.13

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

THE BEACHBODY COMPANY GROUP, LLC

WARRANT TO PURCHASE COMMON UNITS

Void After September 18, 2030

THIS CERTIFIES THAT, for value received, Schwarzenegger Blind Trust or its assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to subscribe for and purchase at the Exercise Price (defined below) from The Beachbody Company Group, LLC, a Delaware limited liability company (the “Company”), a number of Common Units of the Company as determined hereunder. This Warrant is issued in exchange for, and shall become effective upon surrender by the Holder for cancellation of, that certain Warrant to Purchase Common Units of Beachbody, LLC, a Delaware limited liability company (“Beachbody”), dated as of July 23, 2020 (the “Beachbody Warrant”), at the closing of the transactions contemplated by the Merger Agreement (as defined below).

1. WARRANT UNITS. Subject to any previous exercise of this Warrant and the vesting provisions outlined in Section 4 below, the Holder shall have the right to purchase up to an aggregate of 592,417 of the Company’s Common Units, subject to adjustment as set forth in Section 8(a) (the “Warrant Units”), at a price of $8.44 per unit (the “Exercise Price”), at any time or from time to time prior to the Expiration Date.

2. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

a. “Act” has the meaning ascribed to such term in the Heading above.

b. “Beachbody” has the meaning ascribed to such term in the Preamble above.

c. “Beachbody Warrant” has the meaning ascribed to such term in the Preamble above.

d. “Common Units” means the units of membership interest designated “Common Units” under the Operating Agreement and having the rights, preferences, privileges and limitations set forth therein.

e. “Expiration Date” means September 18, 2030, unless sooner terminated as provided herein.

f. “Exercise Price” has the meaning ascribed to such term in Section 1 above.

g. “Market Stand-Off” has the meaning ascribed to such term in Section 11 below.

h. “Merger Agreement” means that certain Agreement and Plan of Merger,

i. dated of September 18, 2020, by and among the Company, Beachbody, Beachbody Holdings, Inc., a California corporation, Beachbody Merger Sub, LLC, a Delaware limited liability company, Ladder Merger Sub, LLC, a Delaware limited liability company, Ladder, LLC, a Delaware limited liability company, and MSA Manager IV, LLC, as the Equityholder Representative.

j. “Operating Agreement” means that certain Amended and Restated Operating Agreement of the Company dated as of September , 2020, as the same may be amended, restated, supplemented or otherwise modified from time to time.

k. “Services Agreement” means that certain Amended and Restated Services Agreement, dated as of September 18, 2020, by and between Suite 602, LLC and Ladder, LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

l. “Warrant Units” has the meaning ascribed to such term in Section 1 above.

3. Exercise of Warrant. The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time (but not later than the Expiration Date), with respect to vested underlying Warrant Units by delivery of each of the following to the Company, at its address set forth above (or at such other address as the Company may designate by notice in writing to the Holder):

a. An executed Notice of Exercise in the form attached hereto;

b. Payment of the Exercise Price (i) in cash or by check, or (ii) if the fair market value of one of the Warrant Units is greater than the Exercise Price, as of the date of exercise, the net issue exercise of this Warrant pursuant to Section 4 below; and

c. This Warrant.

Upon any exercise of this Warrant, (i) a certificate or certificates for the Warrant Units so purchased, evidencing issuance of such Warrant Units, or (ii) to the extent that the Warrant Units are uncertificated, evidence of the recordation in the books and records of the Company of the issuance of such Warrant Units, in each case, to and in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Warrant Units purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Warrant Units for which this Warrant is being exercised, issue a new Warrant exercisable for the remaining number of Warrant Units purchasable hereunder.

It is the intent of the Company that, to the extent that the Holder exercises the Warrant with respect to Warrant Units that were not vested at the time of a dividend or distribution referred to in clause (i) below or an Acquisition referred to in clause (ii) below (“Applicable Warrant Units”), the Holder is entitled to receive a fee in an amount equal to any (i) dividends or distributions that are funded, directly or indirectly, with financing (whether in the form of equity or debt or debt-like financing) or sales or transfers of assets outside of the ordinary course of business (but only as to the portion of any such dividends or distributions with respect to the Applicable Warrant Units that are so funded) or (ii) cash consideration in an Acquisition (as defined below), in each case, paid on or after the date hereof with respect to the Common Units. Accordingly, upon exercise of this Warrant solely with respect to Applicable Warrant Units, concurrently with the delivering the Applicable Warrant Units received by the Holder upon such exercise, the Company shall pay the Holder a fee in cash in an amount equal to the amount of any such cash payments made with respect to the Applicable Warrant Units subject to such exercise (i.e., the Warrant Units received by the Holder and/or used by the Holder for a net exercise pursuant to Section 4 hereof), it being agreed and acknowledged that to the extent any cash consideration was paid for the purchase of Common Units, a payment equal to the amount thereof shall be made to the Holder in lieu of delivering the applicable Warrant Unit (unless the Holder waived this provision with respect to such consideration at the time of the Acquisition). For avoidance of doubt, nothing herein limits the effect of Section 5 below and, to the extent that the Applicable Warrant Units become Forfeited Units as referred to in Section 5c below, the Holder shall not be entitled to any cash payments pursuant to this paragraph with respect to those Forfeited Units.

The person in whose name any certificate or certificates for Warrant Units are to be issued, or to whom such issuance shall be recorded in the books and records of the Company, in each case, upon exercise of this Warrant shall be deemed to have become the holder of record of such Warrant Units on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates or such recordation, as applicable, except that, if the date of such surrender and payment is a date when the unit transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Units at the close of business on the next succeeding date on which such unit transfer books are open.

4. NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one of the Warrant Units is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive Warrant Units equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Warrant Units computed using the following formula:

X = Y (A-B)
A
Where	X = the number of Warrant Units to be issued to the Holder

Y = the number of Warrant Units purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one of the Warrant Units (at the date of such calculation)

B = the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one of the Warrant Units shall be determined in reasonable good faith by the Board of Managers of the Company (using reasonable, generally accepted valuation techniques for companies in the Company’s industry, taking into account recent equity financing activities and/or significant transactions involving the Company’s equity, as applicable, and without any minority, illiquidity or other similar discounts); provided, that, the Company shall give the Holder prompt written notice thereof following any such determination, together with reasonable data and documentation to support such determination.

5. VESTING OF THE WARRANT. The Warrant Units shall vest (i) 25% upon the issuance of this Warrant, and (ii) 25% upon each of the first, second and third anniversaries of the issuance of this Warrant. Notwithstanding the foregoing:

a. If the Services Agreement is terminated pursuant to Section 11 thereof, the then unvested Warrant Units shall terminate immediately upon the effectiveness of such termination and the Holder may continue to exercise the vested portion of this Warrant as provided in Section 3, subject to the provisions of subsection (c) below;

b. If the Services Agreement is terminated pursuant to Section 10 thereof, the vesting of the Warrant Units shall accelerate and automatically vest in full upon the effectiveness of such termination, and the Holder may continue to exercise the vested portion of this Warrant as provided in Section 3; and

c. Notwithstanding any other provision of this Warrant, the right to purchase vested Warrant Units shall be terminated and Warrants Units previously purchased shall be subject to repurchase by the Company with respect the Forfeited Units (as defined in and to the extent and on the terms provided in Section 13(a)(ii) of the Services Agreement).

6. COVENANTS OF THE COMPANY.

a. Covenants as to Warrant Units. The Company covenants and agrees that all Warrant Units that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, and free from all taxes, liens, encumbrances and charges with respect to the issuance thereof other than as set forth in the Operating Agreement and restrictions on transfer set forth herein and under applicable federal and state securities laws, and no person or entity shall have a right to consent to such issuance. The Company further covenants and agrees that the Company will at all times during the term of this Warrant, have authorized and reserved, free from preemptive rights, a sufficient number of Common Units to provide for the exercise of the rights represented by this Warrant. If at any time during the term of this Warrant, the number of authorized but unissued Common Units shall not be sufficient to permit exercise of this Warrant in full (taking into account any other outstanding warrants and other rights any person or entity may have to acquire Common Units), the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Units to such number of Common Units as shall be sufficient for such purposes.

b. Notices of Record Date. In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution;

(ii) any capital reorganization of the Company, any reclassification of the equity interests in the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(iii) the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company shall mail to the Holder, at least 10 days prior to the record date or effective date for the event specified in such notice, a notice specifying, as the case may be, (i) the date on which any such record is to be taken for the purpose of such dividend or distribution of (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Units (or such other equity interests or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up) are to be determined.

7. REPRESENTATIONS OF HOLDER.

a. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Units the Holder is acquiring is being acquired for, and will be held for, its account only.

b. Securities Are Not Registered.

(i) The Holder understands that the Warrant and the Warrant Units have not been registered under the Securities Act of 1933, as amended (the “Act”) and are characterized as “restricted securities” under the federal securities laws on the basis that they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Units may be resold without registration under the Act only in certain limited circumstances. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder recognizes that the Warrant and the Warrant Units may need to be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. In this connection, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

c. Legend.

(i) The Holder understands and agrees that all certificates evidencing the Common Units to be issued to the Holder (if any) may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8. ADJUSTMENT OF EXERCISE PRICE.

a. Reclassifications, Equity Splits, Combinations, Etc. In the event of changes in the outstanding Common Units of the Company by reason of non-cash dividends, equity splits, recapitalizations, reclassifications, combinations or exchanges of equity interests, separations, reorganizations, liquidations, or the like, the number and class of equity interests available under the

Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of equity interests as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such equity interests until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Units subject to this Warrant.

b. Assumption of Warrant. In the event of a merger of the Company with or into another entity, or the sale of substantially all of the assets of the Company (an “Acquisition”), this Warrant shall be assumed or an equivalent warrant substituted by the successor corporation or a parent of the successor corporation at the election of such successor corporation. For the purposes of this paragraph, this Warrant shall be considered assumed if, following the Acquisition, the warrant or right confers the right to purchase or receive, for each Warrant Unit subject to this Warrant immediately prior to the Acquisition, the consideration (whether stock, cash, or other securities or property) received in the Acquisition by holders of Common Units for each Common Unit held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Units).

c. Certificate as to Adjustments. When any adjustment is required to be made in the Warrant Units or the Exercise Price pursuant to this Section 8, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

9. FRACTIONAL UNITS. Fractional units may be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NO MEMBER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a member of the Company.

12. TRANSFER OF WARRANT. Notwithstanding anything herein to the contrary, neither this Warrant nor any Warrant Units issued to the Holder hereunder may be transferred or sold without the prior written consent of the Company; provided, that, the Company shall not unreasonably withhold consent for any transfer by the Holder of the Warrant and/or Warrant Units to an affiliate and/or for estate or other tax planning purposes.

13. MARKET STAND-OFF. If an underwritten public offering by the Company of its equity securities occurs pursuant to an effective registration statement filed under the Securities Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to this Warrant or any Warrant Units without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”); provided, that, the Market Stand-Off is applicable to all equityholders owning more than one percent (1%) of the Company’s outstanding equity securities and all officers and directors. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to this Warrant and any Warrant Units acquired under this Warrant until the end of the applicable stand-off period. If there is any change in the number of outstanding Warrant Units by reason of a Unit split, reverse Unit split, Unit dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation, a reverse merger or similar transaction, then subject to the foregoing, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Warrant Units subject to the Market Stand-Off, or into which such Warrant Units thereby become convertible, shall immediately be subject to the Market Stand-Off.

14. TAX WITHHOLDING. As a condition to the exercise of this Warrant, to the extent required by applicable federal, state, or local law, prior to the issuance of the Warrant Units, the Holder shall pay or provide for required withholding obligations of the Company. In such circumstances, if the Company permits, the Holder may provide for payment of such withholding taxes upon exercise of this Warrant by one or more of the following means: (a) tendering a cash payment; (b) tendering previously acquired Warrant Units with a Fair Market Value equal to or less than the minimum statutory amount of taxes required to be withheld by law, or (c) by requesting that the Company retain Warrant Units from the Warrant Units otherwise issuable to the Holder as a result of the exercise of this Warrant, provided that no Warrant Units are withheld with a Fair Market Value exceeding the minimum statutory amount of taxes required to be withheld by law. In the case of clause (c), the Company shall issue the net number of Warrant Units to the Holder by deducting the Warrant Units retained from the Warrant Units issuable upon exercise. For purposes of this Section 14, “Fair Market Value” shall be determined in the manner contemplated by Section 4 hereof.

15. AMENDMENT; TERMINATION. This Warrant may be terminated, and any term of this Warrant may be amended or waived, with the written consent of the Company and Holder.

16. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be dispatched by personal delivery or by a nationally recognized, overnight courier service (with tracking capability), addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Beachbody, LLC, 3301 Exposition Blvd, Santa Monica, CA 90404, and (b) if to Holder, c/o Main Street Advisors, 3110 Main Street, Suite 300, Santa Monica, CA 90405, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or one business day after mailing if by a nationally recognized, overnight courier service.

17. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

18. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Warrant to be executed by its duly authorized officer as of September 18, 2020.

THE BEACHBODY COMPANY GROUP, LLC

By:	/s/ Carl Daikeler
Name: Carl Daikeler
Title: Chief Executive Officer

PAUL WACHTER, AS TRUSTEE OF THE SCHWARZENEGGER BLIND TRUST

By:	/s/ Paul Wachter

NOTICE OF EXERCISE TO: THE BEACHBODY COMPANY GROUP, LLC

(1) The undersigned hereby elects to purchase                             Common Units of The Beachbody Company Group, LLC (the “Company”) pursuant to the terms of the attached Warrant, and (choose one):

☐ Herewith makes payment of              Dollars ($             ) in payment of the exercise price in full, together with all applicable transfer taxes, if any; or

☐ elects to Net Exercise the Warrant pursuant to Section 4 thereof in payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) The undersigned, if not a member of the Company as of the date hereof, intending to be legally bound, hereby joins in and agrees to be bound by, the Amended and Restated Operating Agreement of the Company, as amended to date.

(3) Please (a) issue a certificate or certificates representing said Common Units, or (b) if such Common Units are uncertificated, record such issuance to the undersigned in the books and records of the Company and provide evidence of such recordation, in each case, in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

By its signature below, the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(Date)	(Signature)

(Print name)